Exhibit 3(i)

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU
Date Received				(FOR BUREAU USE ONLY)

Name	Jeanette Russow			FILED
Honigman Miller Schwartz and Cohn LLP

Address
2290 First National Building
City		State	Zip Code
	Detroit	MI	48226	EFFECTIVE DATE:

                         Document will be returned to the name and address you enter above

RESTATED ARTICLES OF INCORPORATION
For Use by Domestic Profit Corporations

          Pursuant to the provisions of Act 284, Public Acts of  1972, the undersigned corporation executes the following Articles:

1.	The present name of the corporation is: Childtime Learning Centers, Inc.

2.	The identification number assigned by the Bureau is: 343 - 660

3.	All former names of the corporation are: None

4.	The date of filing the original Articles of Incorporation was: November 2, 1995

          The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation of the corporation:

ARTICLE I

The name of the corporation is: Childtime Learning Centers, Inc.

ARTICLE II

The purpose or purposes for which the corporation is formed are:

To engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

ARTICLE III

The total authorized shares:

Common Shares 10,000,000 Preferred Shares 1,000,000
A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

               The board of directors may cause the corporation to issue Preferred Shares in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolution of the board.  Such resolutions, when filed, shall constitute amendments to these Restated Articles of Incorporation.

ARTICLE IV

1.	The address of the current registered office is:

30600 Telegraph Road, Bingham Farms, MI 48025

2.	The mailing address of the current registered office, if different than above:

None

3.	The name of the current resident agent is:

The Corporation Company

ARTICLE V

To the full extent permitted by the Michigan Business Corporation Act or any other applicable laws presently or hereafter in effect, no director of the corporation shall be personally liable to the corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the corporation.  Any repeal or modification of this Article V shall not adversely affect any right or protection of a director of the corporation existing immediately prior to, or for or with respect to any acts or omissions occurring before, such repeal or modification.

ARTICLE VI

The board of directors shall consist of seven directors, divided into three classes. The term of office of the directors of the first class shall end on the first annual shareholders’ meeting after their election; the term of office of the second class shall end on the second annual shareholders’ meeting after their election; and the term of office of the third class shall end on the third annual shareholders’ meeting after their election.  At each annual meeting after the first annual meeting, a number of directors equal to the number of the class whose term expires at the time of meeting shall be elected to hold office until the third succeeding annual shareholders’ meeting after their election.

If the  number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.  When the number of directors is increased by the board of directors and any newly created directorships are filled by the board, the additional directors shall be classified as provided by the board.

One or more directors or the entire board of directors may be removed, only with cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.

This Article VI may not be amended by written consent of shareholders, and may only be amended by the affirmative vote of 80% of the shares represented at the meeting of shareholders considering the amendment, in addition to the vote otherwise required by the Michigan Business Corporation Act.

5. These Restated Articles of Incorporation were duly adopted on the 3rd day of November, 1995 in accordance with the provisions of Section 642 of the Act and were duly adopted by the shareholders. The necessary number of shares as required by statute were vote in favor of these Restated Articles of Incorporation.

Signed this 24th day of January, 1996.

	By:	/s/ Harold A. Lewis

	Harold A. Lewis	President
	(Type or Print Name)	(Type or Print Title)

MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES BUREAU OF COMMERCIAL SERVICES
(Date Received)

MAR 19 2003			(For Bureau Use Only)
			This document is effective on the date filed, unless subsequent effective date within 90 days after received date is stated in the document.

Name
Christopher J. Kawa, Legal Assistant
Honigman Miller Schwartz and Cohn LLP
Address
2290 First National Building
City	State	Zip Code
Detroit	MI	48226	EFFECTIVE DATE:
Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For Use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)

          Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following certificate:

1.	The present name of the corporation is: Childtime Learning Centers, Inc.

2.	The identification number assigned by the Bureau is: 343-660

3.	Article III of the Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

ARTICLE III

The total authorized shares:

Common Shares 40,000,000 Preferred Shares 1,000,000

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

The board of directors may cause the corporation to issue Preferred Shares in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolution of the board. Such resolutions, when filed, shall constitute amendments to these Restated Articles of Incorporation.

5. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors of trustees.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the ________ day of ____________________, _____________, in accordance with the provisions of the Act by the unanimous consent of incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this__________ day of ______________, 2003

(Signature)	(Signature)

(Type or Print Name and Title)	(Type or Print Name and Title)

(Signature)	(Signature)

(Type or Print Name and Title)	(Type or Print Name and Title)

6. (For profit corporations, and for nonprofit corporations whose articles state the corporation is organized on a stock or on a membership basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the 10th day of March, 2003 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

|X|	at a meeting. The necessary votes were cast in favor of the amendment.

|_|

by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) of and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

|_|	by written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

|_|	by the board of a profit corporation pursuant to section 611(2).

Profit Corporations		Nonprofit Corporations

Signed this 14 day of March, 2003		Signed this ______ day of __________, 20______

By:	/s/ Frank Jerneycic	By	__________________________________
(Signature of an authorized officer or agent)		(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

Frank Jerneycic, Chief Financial Office and Treasurer
(Type or Print Name)	(Type or Print Title)	(Type or Print Name)	(Type or Print Title)

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
Christopher J. Kawa, Legal Assistant
Address
Honigman Miller Schwartz and Cohn, 2290 First National Bldg.
City	State	ZIP Code
Detroit, MI 48226			EFFECTIVE DATE:
Ç Document will be returned to the name and address you enter above. È
If left blank document will be mailed to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigend corporation executes the following Certificate:

1. The present name of the corporation is: Childtime Learning Centers, Inc.

2. The identification number assigned by the Bureau is: 343-660

3. Article I and VI of the Articles of Incorporation is hereby amended to read as follows:

See attached Rider hereto.

COMPLETE ONLY ONE OF THE FOLLOWING:

4. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the ______________ day of __________________ , _________ , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this _________ day of ______________________ , ____________

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

5. (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the 17th day of August, 2004, by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

|X|	at a meeting the necessary votes were cast in favor of the amendment.

|_|

by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

|_|	by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

|_|	by consents given by electronic transmission in accordance with Section 407(3) if a profit corporation.

|_|	by the board of a profit corporation pursuant to section 611(2).

Profit Corporations and Professional Service Corporations		Nonprofit Corporations

Signed this 17th day of August, 2004		Signed this _________ day of __________ , __________

By	/s/ Ira L. Young	By
(Signature of an authorized officer or agent)		(Signature President, Vice-President, Chariperson or Vice-Chairperson)

Ira L. Young, Secretary

(Type or Print Name)		(Type or Print Name)

Name of person or organization remitting fees:		Preparer’s name and business telephone number:

Honigman Miller Schwartz and Cohn LLP		Christopher J. Kawa, Legal Assistant

(313) 465-7210

INFORMATION AND INSTRUCTIONS

1.

This form may be used to draft your Certificate of Amendement to the Articles of Incorporation. A document required or permitted to be filed under the act cannot be filed unless it contains the minimum information required by the act. The format provided contains only the minimal information required to make the document fileable and may not meet your needs. This is a legal document and agency staff cannot provide legal advice.

2.

Submit one original of this document. Upon filing, the document will be added to the records of the Bureau of Commercial Services. The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document.

Since the document will be maintained on electronic format, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.

This Certificate is to be used pursuant to the provisions of section 631 of Act 284, P.A. of 1972, or Act 162, P.A. of 1982, for the purpose of amending the Articles of Incorporation of a domesitc profit corporation or nonprofit corporation. Do not use this form for restated articles.

4.	Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5.

Item 3 - The article(s) being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6.

For nonprofit charitable corporations, if an amendment changes the term of existence to other than perpetual, Attorney General Consent should be obtained at the time of dissolution. Contact Michigan Attorney General, Consumer Protection and Charitable Trust Division at (517) 373-1152.

7.	This document is effective on the date endorsed “filed” by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

8.	Signatures:
Profit Corporations: (Complete either Item 4 or Item 5)
	1)	Item 4 must be signed by at least a majority of the Incorporators listed in the Articles of Incorporation.
	2)	Item 5 must be signed by an authorized officer or agent of the corporation.

Nonprofit Corporations: (Complete either Item 4, Item 5 or Item 6)
	1)	Item 4 must be signed by all of the incorporators listed in the Article of Incorporation.
	2)	Item 5 or 6 must be signed by either the president, vice-president, chairperson or vice-chairperson.

9.	NONREFUNDABLE FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order $10.00

ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS ARE:
each additional 20,000 authorized shares or portion thereon	$30.00
maximum fee per filing for first 10,000,000 authorized shares	$5,000.00
each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares	$30.00
maximum fee per filing for authorized shares in excess of 10,000,000 shares	$200,000.00

To submit by mail:	To submit in person:

Michigan Department of Labor & Economic Growth Bureau of Commercial Services - Corporation Division 7150 Harris Drive P.O. Box 30054 Lansing, MI 48909	2501 Woodlake Circle Okemos, MI Telephone: (517) 241-6470
Fees may be paid by VISA or Mastercard when delivered in person to our office.

MICH-ELF (Michigan Electronic Filing System):

First Time Users: Call (517) 241-6420, or visit our website at http://www.michigan.gov/corporations
Customer with MICH-ELF Filer Account: Send document to (517) 241-9845

The Department of Labor & Economic Growth will not discriminate against any individual or group because of race, sex, religion, age, national origin, color, marital status, disability or political beliefs.  If you need help with reading, writing, hearing, etc., under the Americans with Disabilities Act, you may make your needs known to this agency.

RIDER TO CERTIFICATE OF AMENDMENT TO THE
ARTICLES OF INCORPORATION OF
CHILDTIME LEARNING CENTERS, INC.

ARTICLE I

               The name of the corporation is: Learning Care Group, Inc.

ARTICLE VI

               The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of nine directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist of one-third of the total number of directors constituting the entire Board of Directors. Class I directors’ term shall expire at the 2005 annual meeting of shareholders; Class II directors’ term shall expire at the 2006 annual meeting of shareholders; Class III directors’ term shall expire at the 2007 annual meeting of shareholders. At each succeeding annual meeting of shareholders, commencing in 2008, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

               A director shall hold office until the meeting for the year in which his or her term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors may be filled only by the Board by an affirmative vote of a majority of the directors then in office. If the number of directors then in office is less than a quorum, such vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. A director elected by the Board of Directors to fill a vacancy shall hold office until the next election of the class for which the director shall have been chosen and until his or her successor shall be elected and shall qualify. A director or the entire Board of Directors may be removed only for cause.

               This Article VI may be not be amended by written consent of shareholders, and may only be amended by the affirmative vote of 66 2/3% of the at the meeting of shareholders considering the amendment, in addition to the vote otherwise required by the Michigan Business Corporation Act.